Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital, Ltd., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint Malon Wilkus, John R. Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to an aggregate of $1,500,000,000 of the Corporation’s Common Stock, $0.01 par value per share, Preferred Stock, $0.01 par value per share, and Debt Securities, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL, LTD.

Dated: August 17, 2009	/s/ MALON WILKUS
Malon Wilkus
Chairman and Chief Executive Officer

Signature	Title	Date

/s/ MALON WILKUS Malon Wilkus	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 17, 2009

/s/ JOHN R. ERICKSON John R. Erickson	President, Structured Finance and Chief Financial Officer (Principal Accounting and Financial Officer)	August 17, 2009

/s/ MARY C. BASKIN Mary C. Baskin	Director	August 17, 2009

/s/ NEIL M. HAHL Neil M. Hahl	Director	August 17, 2009

/s/ PHILIP R. HARPER Philip R. Harper	Director	August 17, 2009

/s/ JOHN A. KOSKINEN John A. Koskinen	Director	August 17, 2009

/s/ STAN LUNDINE Stan Lundine	Director	August 17, 2009

/s/ KENNETH D. PETERSON, JR. Kenneth D. Peterson, Jr.	Director	August 17, 2009

/s/ ALVIN N. PURYEAR Alvin N. Puryear	Director	August 17, 2009